                                                                  EXHIBIT (99)-1

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
C & L Banking Corporation and Subsidiary
Bristol, Florida

     We have audited the accompanying balance sheets of C & L Banking Corporation and Subsidiary as of December 31, 1998, 1997 and 1996 and the related statements of income and comprehensive income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & L Banking Corporation and Subsidiary as of December 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Williams, Cox, Weidner and Cox

March 3, 1999

                    C & L BANKING CORPORATION AND SUBSIDIARY

                                 BALANCE SHEETS
                        DECEMBER 31, 1998, 1997 AND 1996

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
                                             ASSETS
Cash and Due from Banks.................................  $ 2,694,689   $ 1,618,358   $ 2,072,183
Interest-bearing Deposits with Banks....................      889,963       889,963       790,000
Federal Funds Sold......................................    2,582,000     3,001,000     1,853,000
Investment Securities...................................    7,446,376     3,531,060     3,881,417
Loans Receivable -- Net.................................   34,044,724    30,964,805    26,708,775
Bank Premises and Equipment -- Net......................      351,678       373,360       379,473
Accrued Interest Receivable.............................      564,180       451,854       363,259
Deferred Income Taxes...................................      265,448       136,076       101,694
Other Real Estate Owned.................................       54,669        36,846        14,000
Other Assets............................................       42,555        55,210        49,656
                                                          -----------   -----------   -----------
          Total Assets..................................  $48,936,282   $41,058,532   $36,213,457
                                                          ===========   ===========   ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Demand................................................  $ 5,272,733   $ 5,078,719   $ 4,408,816
  Savings and NOW Accounts..............................    7,840,042     6,634,699     7,145,671
  Time Deposits Over $100,000...........................   14,421,192     8,877,705     6,801,721
  Time Deposits - Other.................................   15,890,614    15,317,805    13,558,273
                                                          -----------   -----------   -----------
          Total Deposits................................   43,424,581    35,908,928    31,914,481
Accrued Interest and Other Liabilities..................      504,721       665,699       488,145
Deferred Income Taxes...................................       27,521        28,788        25,400
                                                          -----------   -----------   -----------
          Total Liabilities.............................   43,956,823    36,603,415    32,428,026
                                                          -----------   -----------   -----------
MINORITY INTERESTS......................................       94,401        84,494        77,781
                                                          -----------   -----------   -----------
STOCKHOLDERS' EQUITY
Common Stock -- $10 Par Value, 20,000
Shares Authorized, 16,274 Issued and Outstanding........      162,740       162,740       162,740
Capital Surplus.........................................      492,276       492,276       492,276
Accumulated Other Comprehensive Income..................       (3,405)        8,108        (5,424)
Undivided Profits.......................................    4,233,447     3,707,499     3,058,058
                                                          -----------   -----------   -----------
          Total Stockholders' Equity....................    4,885,058     4,370,623     3,707,650
                                                          -----------   -----------   -----------
          Total Liabilities and Stockholders' Equity....  $48,936,282   $41,058,532   $36,213,457
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    C & L BANKING CORPORATION AND SUBSIDIARY

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                1998         1997         1996
                                                             ----------   ----------   ----------
INTEREST INCOME
Interest and Fees on Loans.................................  $3,587,846   $3,231,895   $2,750,921
Interest on Investment Securities:
  Taxable..................................................     152,396      140,371      163,420
  Exempt from Federal Income Tax...........................      71,580       69,599       73,352
Interest on Federal Funds Sold.............................     235,564      117,440       93,965
Interest on Deposits with Banks............................      54,312       50,011       52,374
                                                             ----------   ----------   ----------
          Total Interest Income............................   4,101,698    3,609,316    3,134,032
INTEREST EXPENSE ON DEPOSITS...............................   1,947,821    1,579,690    1,353,829
                                                             ----------   ----------   ----------
          Net Interest Income..............................   2,153,877    2,029,626    1,780,203
PROVISION FOR LOAN LOSSES..................................     440,000      112,500       77,500
                                                             ----------   ----------   ----------
  Net Interest Income after Provision For Loan Losses......   1,713,877    1,917,126    1,702,703
                                                             ----------   ----------   ----------
OTHER INCOME
Service Charges............................................     473,692      342,783      306,749
Gain on Sale of Securities.................................          --        2,972       21,885
Other......................................................      27,228       33,565       26,486
                                                             ----------   ----------   ----------
          Total Other Income...............................     500,920      379,320      355,120
                                                             ----------   ----------   ----------
OTHER EXPENSE
Salaries and Employee Benefits.............................     650,665      586,955      527,698
Occupancy Expense..........................................     218,865      209,861      193,598
Other......................................................     436,577      414,045      414,178
                                                             ----------   ----------   ----------
          Total Other Expense..............................   1,306,107    1,210,861    1,135,474
                                                             ----------   ----------   ----------
MINORITY INTEREST..........................................      (9,908)     (13,436)     (12,593)
                                                             ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.................................     898,782    1,072,149      909,756
INCOME TAX EXPENSE.........................................     322,872      372,709      315,599
                                                             ----------   ----------   ----------
NET INCOME.................................................     575,910      699,440      594,157
                                                             ----------   ----------   ----------
OTHER COMPREHENSIVE INCOME, NET OF TAX:
  Change in Unrealized Gains (Losses) on Available-for-Sale
     Securities............................................  $  (11,513)  $   13,532   $   14,607
                                                             ----------   ----------   ----------
COMPREHENSIVE INCOME.......................................  $  564,397   $  712,972   $  608,764
                                                             ==========   ==========   ==========
NET INCOME PER SHARE OF COMMON STOCK.......................  $    35.39   $    42.98   $    36.51
                                                             ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

              C & L BANKING CORPORATION AND SUBSIDIARY PAGE 1 OF 2

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                    ACCUMULATED
                                                       OTHER
                                                   COMPREHENSIVE    COMMON    CAPITAL    UNDIVIDED
                                                      INCOME        STOCK     SURPLUS     PROFITS
                                                   -------------   --------   --------   ----------
BALANCE -- DECEMBER 31, 1995.....................    $(20,031)     $162,740   $492,276   $2,497,340
  Net Income.....................................          --            --         --      594,157
  Cash Dividends Declared, $2.25 per share.......          --            --         --      (33,439)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities.............      14,607            --         --           --
                                                     --------      --------   --------   ----------
BALANCE -- DECEMBER 31, 1996.....................      (5,424)      162,740    492,276    3,058,058
  Net Income.....................................          --            --         --      699,440
  Cash Dividends Declared, $3.00 per share.......          --            --         --      (49,999)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities.............      13,532            --         --           --
                                                     --------      --------   --------   ----------
BALANCE -- DECEMBER 31, 1997.....................       8,108       162,740    492,276    3,707,499
  Net Income.....................................          --            --         --      575,910
  Cash Dividends Declared, $3.00 per share.......          --            --         --      (49,962)
  Other Comprehensive Income:
     Net Change in Unrealized Gains (Losses) on
       Available-for-Sale Securities.............     (11,513)                      --           --
                                                     --------      --------   --------   ----------
BALANCE -- DECEMBER 31, 1998.....................    $ (3,405)     $162,740   $492,276   $4,233,447
                                                     ========      ========   ========   ==========

   The accompanying notes are an integral part of these financial statements.

                    C & L BANKING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income..............................................  $   575,910   $   699,440   $   594,157
Adjustments to Reconcile Net Income to Net Cash Provided
  by Operating Activities:
  Depreciation..........................................       58,671        64,888        55,437
  Accretion/Amortization of Discounts/Premium...........        6,332         2,507        21,261
  Gain on Sale of Securities............................           --        (2,972)      (21,885)
  Provision for Loan Losses.............................      440,000       112,500        77,500
  Minority Interests....................................        9,908        13,436        12,593
  (Increase) Decrease in:
     Accrued Interest Receivable........................     (112,327)      (88,589)      (14,934)
     Deferred Income Taxes..............................     (130,885)      (34,382)        5,461
     Other Assets.......................................       12,575        (5,554)      (17,065)
  Increase (Decrease) in:
     Accrued Interest and Other Liabilities.............     (160,978)      177,553      (161,551)
     Deferred Income Taxes..............................       (1,267)        3,388         2,362
                                                          -----------   -----------   -----------
          Net Cash Provided by Operating Activities.....      697,939       942,215       553,336
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Interest-bearing Deposits with Banks.......           --      (593,963)     (391,000)
Proceeds from Maturities of Interest-bearing Deposits
  with Banks............................................       95,000       494,000       294,794
Net Decrease (Increase) in Federal Funds Sold...........      419,000    (1,148,000)     (584,000)
Purchases of Held to Maturity Investment Securities.....           --       (99,797)     (136,375)
Proceeds from Sales/Maturities of Held to Maturity
  Investment Securities.................................       75,337        58,017       394,309
Purchases of Available-for-Sale Investment Securities...   (5,381,359)     (493,281)     (585,172)
Proceeds from Sales/Maturities of Available-for-Sale
  Investment Securities.................................    1,289,454       899,415     1,380,707
Net Increase in Loans...................................   (3,519,919)   (4,368,536)   (4,435,452)
Purchase of Bank Premises and Equipment.................      (36,989)      (58,775)      (32,566)
Net (Increase) in Other Real Estate.....................      (17,823)      (22,846)       50,753
                                                          -----------   -----------   -----------
          Net Cash Used for Investing Activities........   (7,077,299)   (5,333,766)   (4,044,002)
                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net Increase in Demand Deposits, NOW Accounts and
  Savings Accounts......................................    1,399,357       158,931     1,220,290
Net Increase in Time Deposits...........................    6,106,296     3,835,516     3,165,198
Dividends Paid..........................................      (49,962)      (49,999)      (33,439)
Purchase of C & L Bank Stock............................           --        (6,722)       (4,633)
Principal Payment on Debt...............................           --            --       (35,472)
                                                          -----------   -----------   -----------
Net Cash Provided by Financing Activities...............    7,455,691     3,937,726     4,311,944
                                                          -----------   -----------   -----------
NET (DECREASE) INCREASE IN CASH AND DUE FROM BANKS......    1,076,331      (453,825)      821,278
BEGINNING CASH AND DUE FROM BANKS.......................    1,618,358     2,072,183     1,250,905
                                                          -----------   -----------   -----------
ENDING CASH AND DUE FROM BANKS..........................  $ 2,694,689   $ 1,618,358   $ 2,072,183
                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Paid during the year for:
     Income Taxes.......................................  $   521,282   $   449,527   $   310,806
                                                          ===========   ===========   ===========
     Interest...........................................  $ 1,952,208   $ 1,582,601   $ 1,362,389
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    C & L BANKING CORPORATION AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1997 AND 1996

NOTE 1 -- ORGANIZATION

     C & L Banking Corporation (the "Company") is a bank holding company organized under the laws of the State of Florida. The Company owns 98.1% of C & L Bank of Bristol, a state bank in Bristol, Florida offering a full range of banking activities including loans. Note 2 contains a description of the Company's significant accounting and reporting policies.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its subsidiary, C & L Bank of Bristol (the "Bank"). All material intercompany balances and transactions have been eliminated in consolidation.

     Investment Securities. The Bank's investments in securities are classified in two categories and accounted for as follows:

     - Securities to be Held to Maturity: Bonds, notes and debentures for which the Bank has a positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the interest method over the period to maturity.

     - Securities Available-for-Sale: Securities available-for-sale consist of bonds, notes, and debentures not classified as securities to be held to maturity. These securities are reported at market value, with unrealized holding gains or losses reported as a separate component of stockholders' equity until realized.

     Gains and losses on sale of securities available-for-sale are determined using specific-identification method.

     Loans Receivable. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

     Loan Origination Fees and Costs. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

     Impaired Loans. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

     Loans and Allowance for Loan Losses. Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the

                    C & L BANKING CORPORATION AND SUBSIDIARY borrowers' ability to pay. Accrual of interest is generally discontinued when a loan becomes 90 days past due as to either interest or principal.

     Bank Premises and Equipment. Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the declining balance and straight-line methods over the estimated useful lives of the assets.

     Maintenance and repairs are charged to expense as incurred. Improvements which materially prolong the useful lives of assets are capitalized. Upon sale or retirement, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations.

     Income Taxes. The Company and its subsidiary file consolidated income tax returns. Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Net Income Per Share of Common Stock. Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year.

     Foreclosed Real Estate. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

     Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they become payable.

     Cash and Cash Equivalents. For the purpose of presentation in the Statement of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due From Banks".

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising. Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1998, 1997 and 1996 was $30,621, $29,049 and $37,220, respectively.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 3 -- INVESTMENT SECURITIES

     Par value, carrying value, and market value of investment securities are as follows:

                                                                PAR        CARRYING      MARKET
                                                               VALUE        VALUE        VALUE
                                                             ----------   ----------   ----------
DECEMBER 31, 1998
U. S. Government Agencies..................................  $6,034,318   $6,030,168   $6,034,163
Obligations of State and Political Subdivisions............   1,410,000    1,416,208    1,457,993
                                                             ----------   ----------   ----------
          Total............................................  $7,444,318   $7,446,376   $7,492,156
                                                             ==========   ==========   ==========
DECEMBER 31, 1997
U. S. Government Agencies..................................  $2,018,531   $2,017,298   $2,025,188
Obligations of State and Political Subdivisions............   1,410,000    1,418,762    1,449,252
                                                             ----------   ----------   ----------
          Total............................................  $3,428,531   $3,436,060   $3,474,440
                                                             ==========   ==========   ==========
DECEMBER 31, 1996
U. S. Government Agencies..................................  $2,464,154   $2,464,995   $2,472,601
Obligations of State and Political Subdivisions............   1,310,000    1,321,422    1,326,328
                                                             ----------   ----------   ----------
          Total............................................  $3,774,154   $3,786,417   $3,798,929
                                                             ==========   ==========   ==========

     Investment securities with a carrying value of $1,116,207, $1,384,728 and $1,420,386 at December 31, 1998, 1997 and 1996, respectively, were pledged to secure public and trust deposits and for other purposes as required or permitted by law. Market values for these securities were $1,152,868, $1,407,802 and $1,424,104 at December 31, 1998, 1997 and 1996, respectively.

                                                       MARKET     AMORTIZED    UNREALIZED   UNREALIZED
                                                       VALUE         COST        (LOSS)        GAIN
                                                     ----------   ----------   ----------   ----------
DECEMBER 31, 1998
SECURITIES HELD TO MATURITY
U.S. Government Securities.........................  $  120,107   $  116,112    $     --     $ 3,995
Obligations of State and Political Subdivisions....   1,457,993    1,416,208          --      41,785
                                                     ----------   ----------    --------     -------
          Total....................................   1,578,100    1,532,320          --      45,780
                                                     ----------   ----------    --------     -------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Securities.........................   5,914,056    5,919,215      (5,159)         --
                                                     ----------   ----------    --------     -------
          Total....................................   5,914,056    5,919,215      (5,159)         --
                                                     ----------   ----------    --------     -------
          Total Securities.........................  $7,492,156   $7,451,535    $ (5,159)    $45,780
                                                     ==========   ==========    ========     =======
DECEMBER 31, 1997
SECURITIES HELD TO MATURITY
U.S. Government Securities.........................  $  199,330   $  191,440    $     --     $ 7,890
Obligations of State and Political Subdivisions....   1,449,252    1,418,762          --      30,490
                                                     ----------   ----------    --------     -------
          Total....................................   1,648,582    1,610,202          --      38,380
                                                     ----------   ----------    --------     -------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Securities.........................   1,825,858    1,813,573      (7,485)     19,770
                                                     ----------   ----------    --------     -------
          Total....................................   1,825,858    1,813,573      (7,485)     19,770
                                                     ----------   ----------    --------     -------
          Total Securities.........................  $3,474,440   $3,423,775    $ (7,485)    $58,150
                                                     ==========   ==========    ========     =======

                    C & L BANKING CORPORATION AND SUBSIDIARY

                                                       MARKET     AMORTIZED    UNREALIZED   UNREALIZED
                                                       VALUE         COST        (LOSS)        GAIN
                                                     ----------   ----------   ----------   ----------
DECEMBER 31, 1996
SECURITIES HELD TO MATURITY
U.S. Government Securities.........................  $  257,056   $  249,450    $     --     $ 7,606
Obligations of State and Political Subdivisions....   1,326,328    1,321,422      (2,354)      7,260
                                                     ----------   ----------    --------     -------
          Total....................................   1,583,384    1,570,872      (2,354)     14,866
                                                     ----------   ----------    --------     -------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government Securities.........................   2,215,545    2,223,763     (16,832)      8,614
                                                     ----------   ----------    --------     -------
          Total....................................   2,215,545    2,223,763     (16,832)      8,614
                                                     ----------   ----------    --------     -------
          Total Securities.........................  $3,798,929   $3,794,635    $(19,186)    $23,480
                                                     ==========   ==========    ========     =======

     Change in net unrealized holding gains (losses) on non-current marketable debt securities included in total stockholders' equity at December 31, 1998 were as follows:

Balance, December 31, 1997..................................  $ 12,285
Balance, December 31, 1998..................................    (5,159)
                                                              --------
Current Period Change.......................................   (17,444)
Less: Tax Effect............................................     5,913
                                                              --------
Net Change, Current Period..................................  $(11,531)
                                                              ========

     Realized gains and losses on securities sold during the year were as follows:

                                                           SALES       BOOK     REALIZED   REALIZED
                                                           PRICE      VALUE      GAINS      LOSSES
                                                          --------   --------   --------   --------
DECEMBER 31, 1998
U.S. Government Securities..............................  $     --   $     --   $    --      $ --
                                                          --------   --------   -------      ----
          Totals........................................  $     --   $     --   $    --      $ --
                                                          ========   ========   =======      ====
DECEMBER 31, 1997
U.S. Government Securities..............................  $503,992   $501,020   $ 2,972      $ --
                                                          --------   --------   -------      ----
          Totals........................................  $503,992   $501,020   $ 2,972      $ --
                                                          ========   ========   =======      ====
DECEMBER 31, 1996
U.S. Government Securities..............................  $566,604   $566,955   $    --      $351
Obligations of State and Political Subdivisions.........   180,423    158,187    22,236        --
                                                          --------   --------   -------      ----
          Totals........................................  $747,027   $725,142   $22,236      $351
                                                          ========   ========   =======      ====

     The maturities of investment securities were as follows:

                                                              AMORTIZED      MARKET
                                                              COST BASIS     VALUE
                                                              ----------   ----------
DECEMBER 31, 1998
Due in one year or less.....................................  $  919,699   $  933,589
Due from one to five years..................................   4,179,799    4,187,595
Due from five to ten years..................................   1,165,000    1,172,725
Due after ten years.........................................   1,187,037    1,198,247
                                                              ----------   ----------
                                                              $7,451,535   $7,492,156
                                                              ==========   ==========

                    C & L BANKING CORPORATION AND SUBSIDIARY

                                                              AMORTIZED      MARKET
                                                              COST BASIS     VALUE
                                                              ----------   ----------
DECEMBER 31, 1997
Due in one year or less.....................................  $       --   $       --
Due from one to five years..................................   1,797,820    1,818,415
Due from five to ten years..................................   1,136,343    1,151,918
Due after ten years.........................................     489,612      504,107
                                                              ----------   ----------
                                                              $3,423,775   $3,474,440
                                                              ==========   ==========
DECEMBER 31, 1996
Due in one year or less.....................................  $  146,723   $  146,880
Due from one to five years..................................   1,566,686    1,572,102
Due from five to ten years..................................   1,497,574    1,493,494
Due after ten years.........................................     583,652      586,453
                                                              ----------   ----------
                                                              $3,794,635   $3,798,929
                                                              ==========   ==========

NOTE 4 -- LOANS

     Loans outstanding, by classification, at December 31 are summarized as follows:

                                                             1998          1997          1996
                                                          -----------   -----------   -----------
Commercial..............................................  $15,414,382   $13,013,179   $17,143,037
Real Estate.............................................   18,035,076    16,667,808     8,206,635
Installment.............................................    1,725,333     2,094,821     2,083,994
                                                          -----------   -----------   -----------
                                                           35,174,791    31,775,808    27,433,666
Unearned Discount.......................................     (197,708)     (263,967)     (259,780)
Unamortized Loan Fees...................................      (82,648)      (77,185)      (74,097)
Allowance for Loan Losses...............................     (849,711)     (469,851)     (391,020)
                                                          -----------   -----------   -----------
          Loans, net....................................  $34,044,724   $30,964,805   $26,708,769
                                                          ===========   ===========   ===========

     No loans were held for sale at December 31, 1998 or 1997. Loans held for sale are reported at the lower of cost or market value. The method used to determine these amounts is the individual loan method.

     The amount of loans being serviced by the Bank for the benefit of others was $6,022,870 and $8,750,888 for December 31, 1998 and 1997, respectively.

     Changes in the allowance for loan losses were as follows:

                                                           1998       1997       1996
                                                         --------   --------   --------
Balance, beginning of year.............................  $469,851   $391,020   $365,184
Provision charged to operations........................   440,000    112,500     77,500
Loans charged off......................................   (70,102)   (41,657)   (58,835)
Recoveries on loans charged off........................     9,962      7,988      7,171
                                                         --------   --------   --------
Balance, end of year...................................  $849,711   $469,851   $391,020
                                                         ========   ========   ========

                    C & L BANKING CORPORATION AND SUBSIDIARY

     The following are maturities of loans receivable as of December 31, 1998:

                 FIXED RATE                                     ADJUSTABLE RATE
--------------------------------------------      --------------------------------------------
TERM TO MATURITY                 BOOK VALUE       TERM TO MATURITY                 BOOK VALUE
----------------                 -----------      ----------------                 -----------
Less Than 1 Year...............  $ 9,232,088      Less Than 1 Year...............  $ 3,192,731
1 Year - 3 Years...............    4,857,919      1 Year - 3 Years...............      948,454
3 Years - Five Years...........    3,488,574      3 Years - Five Years...........    2,296,920
Greater Than Five Years........      104,845      Greater Than Five Years........   11,053,260
                                 -----------                                       -----------
                                 $17,683,426                                       $17,491,365
                                 ===========                                       ===========

     The following are maturities of loans receivable as of December 31, 1997:

                 FIXED RATE                                     ADJUSTABLE RATE
--------------------------------------------      --------------------------------------------
TERM TO MATURITY                 BOOK VALUE       TERM TO MATURITY                 BOOK VALUE
----------------                 -----------      ----------------                 -----------
Less Than 1 Year...............  $ 7,533,390      Less Than 1 Year...............  $ 1,769,052
1 Year - 3 Years...............    5,478,628      1 Year - 3 Years...............    1,275,018
3 Years - Five Years...........    4,456,926      3 Years - Five Years...........    2,055,614
Greater Than Five Years........      324,485      Greater Than Five Years........    8,882,695
                                 -----------                                       -----------
                                 $17,793,429                                       $13,982,379
                                 ===========                                       ===========

     The following are maturities of loans receivable as of December 31, 1996:

                 FIXED RATE                                     ADJUSTABLE RATE
--------------------------------------------      --------------------------------------------
TERM TO MATURITY                 BOOK VALUE       TERM TO MATURITY                 BOOK VALUE
----------------                 -----------      ----------------                 -----------
Less Than 1 Year...............  $ 7,151,440      Less Than 1 Year...............  $ 2,652,557
1 Year - 3 Years...............    3,476,788      1 Year - 3 Years...............      474,689
3 Years - Five Years...........    3,480,342      3 Years - Five Years...........    1,437,765
Greater Than Five Years........      465,858      Greater Than Five Years........    8,294,227
                                 -----------                                       -----------
                                 $14,574,428                                       $12,859,238
                                 ===========                                       ===========

     The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the New York prime rate.

NOTE 5 -- BANK PREMISES AND EQUIPMENT -- NET

     A summary of bank premises and equipment at December 31:

                                             ESTIMATED
                                             LIFE YEARS     1998        1997        1996
                                             ----------   ---------   ---------   ---------
Land.......................................       --      $  45,148   $  45,148   $  45,148
Building...................................     5-40        342,346     342,346     342,346
Furniture, fixtures and equipment..........     5-40        429,059     405,852     450,430
Land improvements..........................      5-7         35,465      35,465      43,947
                                                          ---------   ---------   ---------
                                                            852,018     828,811     881,871
Accumulated depreciation...................                (500,340)   (455,451)   (502,398)
                                                          ---------   ---------   ---------
Bank Premises and Equipment -- Net.........               $ 351,678   $ 373,360   $ 379,473
                                                          =========   =========   =========

     Depreciation and amortization expense amounted to $58,671, $64,888 and $55,437 for the period ended December 31, 1998, 1997 and 1996, respectively.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 6 -- DEPOSITS

     The aggregate amount of certificates of deposit with amounts of $100,000 and above at December 31, 1998 was approximately $15,619,291.

     At December 31, 1998, the scheduled maturities of certificate of deposits are as follows:

1999........................................................  $26,805,157
2000........................................................    1,705,331
2001........................................................      481,226
2002........................................................      340,449
2003 and thereafter.........................................      979,643

NOTE 7 -- OPERATING LEASE

     C & L Bank of Bristol has an agreement with AT&T Credit Corporation for data processing equipment used to process its day to day transactions. The lease is treated as an operating lease under generally accepted accounting principles. The rental expense was $45,120, $43,801 and $48,930 for December 31, 1998, 1997
and 1996, respectively.

     Minimum future rental payments under the non-cancelable operating lease having a remaining term in excess of 1 year as of December 31, 1998 for each of the next 5 years and in the aggregate are:

1999........................................................  $ 49,068
2000........................................................    49,068
2001........................................................    49,068
2002........................................................    49,068
2003 and thereafter.........................................    20,445
                                                              --------
Total Minimum future rental payments........................  $216,717
                                                              ========

NOTE 8 -- INCOME TAXES

     The Company's tax year ends on December 31, and state and federal income tax expense in these financial statements are based on results of operations for the year ended December 31. The Company files a consolidated return with C & L Bank (See Note 10). All income tax expense for the consolidated entity is allocated to the Bank.

     The effective tax rate differs from the expected tax using the statutory rate of 34%. Reconciliation between the expected tax and the actual provision for income taxes follows:

                                                           1998       1997       1996
                                                         --------   --------   --------
Expected tax at 34% of income before taxes.............  $311,374   $369,098   $315,152
Add (Deduct):
State income taxes, net of federal tax benefit.........    31,980     30,699     22,066
Effect of interest income exempt from federal income
  taxes................................................   (25,915)   (25,502)   (26,663)
Unallowable interest deduction.........................     4,165      3,929      3,786
Other items -- Net.....................................     1,268     (5,515)     1,258
                                                         --------   --------   --------
Income Tax Expense.....................................  $322,872   $372,709   $315,599
                                                         ========   ========   ========

                    C & L BANKING CORPORATION AND SUBSIDIARY

     Components of income tax expense are as follows:

                                                          1998        1997       1996
                                                        ---------   --------   --------
Current:
  Federal.............................................  $ 399,125   $364,160   $273,608
  State...............................................     48,455     46,514     34,504
Deferred:
  Federal.............................................   (124,708)   (37,965)     7,487
                                                        ---------   --------   --------
  Total Income Tax Expense............................  $ 322,872   $372,709   $315,599
                                                        =========   ========   ========

     Deferred tax assets and liabilities included in the balance sheets at December 31 consist of the following:

                                                           1998       1997       1996
                                                         --------   --------   --------
Deferred Tax Assets:
  Allowance for Loan Losses............................  $261,994   $136,076   $ 98,900
  Net Unrealized Loss on Available-For-Sale
     Securities........................................     1,754         --      2,794
  Reduction in Value of Repossessed Assets.............     1,700         --         --
                                                         --------   --------   --------
                                                         $265,448   $136,076   $101,694
                                                         ========   ========   ========
Deferred Tax Liability:
  Net Unrealized Gain on Available-for-Sale
     Securities........................................  $     --   $  4,177   $     --
  Accumulated Depreciation.............................    27,521     24,611     25,400
                                                         --------   --------   --------
                                                         $ 27,521   $ 28,788   $ 25,400
                                                         ========   ========   ========

     All deferred tax assets at December 31, 1998, 1997 and 1996 are considered current assets. The deferred tax liabilities at December 31, 1998, 1997 and 1996 are considered long-term.

NOTE 9 -- COMPREHENSIVE INCOME

                                                              BEFORE-TAX   TAX (EXPENSE)   NET-OF-TAX
                                                                AMOUNT      OR BENEFIT       AMOUNT
                                                              ----------   -------------   ----------
Unrealized Losses on Securities At December 31, 1998........   $17,444        $5,931        $11,513
                                                               =======        ======        =======

NOTE 10 -- RELATED PARTIES

     C & L Banking Corporation is a one-bank holding company which owns 98.1% of the stock of C & L Bank of Bristol.

     C & L Bank of Bristol is affiliated with C & L Bank of Blountstown by virtue of common board of directors. Loan participations are purchased and sold between the two institutions. See Note 11.

     Loans to directors and officers of the Bank amounted to approximately $1,340,959, $1,166,397 and $1,107,277 at December 31, 1998, 1997 and 1996. These
loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other customers.

     Bank certificates of deposit held by related parties amounted to approximately $2,437,209 and $424,000 at December 31, 1998 and 1997,
respectively.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 11 -- PARTICIPATION LOANS

     The Bank has purchased participations in certain loans from various financial institutions. At December 31, 1998, 1997 and 1996, $-0-, $729,374 and $411,420, respectively, in participations had been purchased.

     The Bank has originated certain loans and subsequently sold them to participating financial institutions. At December 31, 1998, 1997 and 1996, $6,022,870, $8,750,888 and $7,548,539, respectively, in loans had been participated.

     Participation loans totaling $2,669,361, $1,997,316, and $1,386,367 at
December 31, 1998, 1997 and 1996, respectively, had been sold to C & L Bank of Blountstown, an affiliated bank under control of the same Board of Directors as the Bank.

NOTE 12 -- PENSION PLAN

     The Bank has a 401K plan covering all full-time employees who have completed six months of service prior to the entry date of January 1. The employees may contribute up to 10% of their salary. The Bank will match 50% of the employees' contribution and funds this amount monthly. Pension expense was $12,783, $12,423 and $14,938 for the years ended December 31, 1998, 1997 and
1996, respectively.

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Bank makes various commitments to extend credit which involve elements of credit risk, interest rate risk, and liquidity risk that are not presented in the financial statements. Commitments to extend credit were approximately $265,330, $954,000 and $1,183,000 at December 31, 1998, 1997 and 1996. There were no commercial letters of credit outstanding at year end. The commitments are both unsecured and collateralized by real estate, time deposits, and equipment. These commitments include exposure to some credit loss in the event of nonperformance by the customer.

     The Bank uses the same credit policies and procedures in making commitments and conditional obligations as it does for extension of credit recorded on the balance sheet. Because many of these instruments have fixed maturity dates, and because many of them expire without being drawn upon, the total commitment amounts do not necessarily represent future cash and liquidity requirements to the Bank. The Bank does not anticipate any material loss as a result of the commitments.

     The Bank is subject to various litigations and claims during the normal course of banking procedures and foreclosures. Management, after consultation with legal counsel, believes that any liabilities, if any, arising from such litigation and claims will not be material to the Bank's financial position.

     In order to qualify as a depository for public funds, the Bank entered into an agreement pursuant to the Florida Security for Public Deposits Act. In connection therewith, the Bank agreed to collectively share in any loss to public depositors caused by default or insolvency of other qualified public depositories.

NOTE 14 -- CONCENTRATIONS OF CREDIT RISK

     Substantially all of the Bank's loans and commitments have been granted to customers in the Bank's market area. The majority of the customers are depositors of the Bank, approximately 40% are associated with the timber industry. The concentrations of credit by type of loan are set forth in Note 4. A large portion of loans are made to individuals and businesses in the logging sector which has experienced difficulties which could affect their ability to pay. The Bank, as a matter of policy and state statute, does not extend credit to any single borrowers or group of related borrowers in excess of $1,108,883 unless a portion is participated or secured by certificates of deposits. Cash and Due from Banks includes $1,043,571 in excess of federally insured limits at December 31, 1998.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 15 -- REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, 1997 and 1996 that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                               TO BE WELL
                                                                                            CAPITALIZED UNDER
                                                                        FOR CAPITAL         PROMPT CORRECTIVE
                                                     ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS:
                                               ------------------    ------------------    -------------------
                                                 AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                               ----------   -----    ----------   -----    ----------   ------
As of December 31, 1998
  Total Capital (to Risk Weighted Assets)....  $5,390,858   16.3%    $2,645,120   >=8.0%   $3,306,400   >=10.0%
  Tier I Capital (to Risk Weighted Assets)...   4,971,858   15.0      1,322,560   >=4.0     1,983,840    >=6.0
  Tier I Capital (to Average Assets).........   4,971,858   10.2      1,467,810   >=3.0     2,446,350    >=5.0
As of December 31, 1997
  Total Capital (to Risk Weighted Assets)....   4,808,924   16.2      2,368,000   >=8.0     2,960,000   >=10.0
  Tier I Capital (to Risk Weighted Assets)...   4,438,924   15.0      1,184,000   >=4.0     1,776,000    >=6.0
  Tier I Capital (to Average Assets).........   4,438,924   11.0      1,211,430   >=3.0     2,019,500    >=5.0
As of December 31, 1996
  Total Capital (to Risk Weighted Assets)....   4,104,048   16.2      2,030,320   >=8.0     2,537,900   >=10.0
  Tier I Capital (to Risk Weighted Assets)...   3,786,048   14.9      1,015,160   >=4.0     1,522,740    >=6.0
  Tier I Capital (to Average Assets).........   3,786,048   10.7      1,054,830   >=3.0     1,758,050    >=5.0

NOTE 16 -- YEAR 2000

     The year 2000 issue is the result of shortcomings in many electronics data-processing systems and other equipment that may affect operations in the year 1999 and beyond. C & L Bank of Bristol has taken steps to ensure that computer systems and other electronic equipment critical to conducting operations are year 2000 compliant. The Bank has formed a task force composed of employees from critical areas who have identified and assessed critical computer and electronic equipment systems. According to management, the Bank has completed their testing of critical systems and equipment.

                    C & L BANKING CORPORATION AND SUBSIDIARY

NOTE 17 -- SUBSEQUENT EVENTS

     C & L Banking Corporation and C & L Bank of Bristol signed a letter of intent on January 25, 1999 to merge with The Banc Corporation in Birmingham, Alabama. A definitive agreement was signed on February 23, 1999. According to management, this merger should take place close to the end of May, pending State and Federal approval. It is intended that the merger be accounted for as a "pooling of interest," and to qualify as a tax-free reorganization. The agreement will be void if the transaction has not been completed by September 30, 1999.